CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48611, 333-68407, 333-95033, 333-102327, 333-124764, 333-130304, 333-136464 and 333-167690) and Form S-3 (No. 333-167239) of Nu Skin Enterprises, Inc. of our report dated February 18, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in the Nu Skin Enterprises, Inc. Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
February 23, 2011